Exhibit 99.1

Ampio Pharmaceuticals, Inc. Announces Final Closing of Private Placement

and Filing of Resale Registration Statement

GREENWOOD VILLAGE, Colo., April 19, 2011/PRNewswire-First Call/ — Ampio Pharmaceuticals, Inc. (OTC Bulletin Board: AMPE)(“Ampio”) announced today the successful completion of a private placement from which Ampio received gross proceeds of $12.732 million. Fordham Financial Management, Inc., New York, New York, acted as the placement agent in the offering. Ampio sold 5,092,880 of its shares of common stock in the placement, with no investor warrants or convertible securities attached. The proceeds of the placement will be used to facilitate and further the completion and analysis of data for ongoing and multiple future clinical trials, and for general corporate purposes. “This financing exceeded our expectations and was oversubscribed. We look forward to applying the majority of these funds to development of our lead drug candidates and medical device,” said Don Wingerter, CEO of Ampio.

Ampio also announced that it will file today a resale registration statement with the United States Securities and Exchange Commission (the “SEC”). The registration statement registers for resale the 1,281,852 shares of Ampio common stock issued on February 28, 2011 following conversion of all outstanding Ampio convertible debentures, as well as 4,760,380 of the shares of common stock sold in the placement. The selling securityholders are under no obligation to sell the common stock on effectiveness of the registration statement.

The registration statement relating to these securities has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time a registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. The prospectus contained in the registration statement is available or will be available online at www.sec.gov or by request to the Company at 5445 DTC Parkway, P4, Greenwood Village, Colorado 80111, Attention: Investor Relations, telephone (303) 418-1000.

About The Placement

Further information regarding the placement is available in the Current Report on Form 8-K that Ampio will file, or has filed, with the SEC today.

About Ampio

Ampio Pharmaceuticals, Inc. develops innovative proprietary drugs for metabolic disease, eye disease, kidney disease, male sexual dysfunction, inflammation, CNS disease, and male sexual dysfunction. The product pipeline includes new uses for previously approved drugs and new molecular entities ("NMEs"). By concentrating on development of new uses for previously approved drugs, approval timelines, costs and risk of clinical failure are reduced because these drugs have strong potential to be safe and effective while their shorter development times can significantly increase near term value. A key strategy includes actively exploring partnership, licensing and other collaboration opportunities to maximize Ampio's product development programs.

Forward-Looking Statements

Ampio’s statements in this press release that are not historical fact and that relate to future plans or events are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include our expectation of registering the shares sold in the placement in a timely manner and the intended use of the proceeds of the placement. Forward-looking statements involve risks and uncertainties, such as unexpected delays in the registration process, changes in business conditions that require changes in the use of placement proceeds, and similar events. The risks and uncertainties involved include the Company’s inability to achieve operating cash flow without raising additional capital, insufficient funding to achieve internal milestones, as well as other risks detailed from time to time in Ampio’s filings with the Securities and Exchange Commission, including Ampio’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Contact:

Investor Relations

Ampio Pharmaceuticals, Inc.

303-418-1000